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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 18, 2002



                                 IGO CORPORATION
             -------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                    DELAWARE
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                 (STATE OR OTHER JURISDICTION OF INCORPORATION)


        000-27021                                          94-3174623
------------------------                       ---------------------------------
(COMMISSION FILE NUMBER)                       (IRS EMPLOYER IDENTIFICATION NO.)



             9393 GATEWAY DRIVE, RENO, NV                     89511
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     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ZIP CODE)



       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (775) 746-6140
                               ------------------

                                       N/A
             -------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)





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Item 1.     Changes in Control of Registrant.
            ---------------------------------

         (b) On July 18, 2002, iGo Corporation (the "Company") entered into an amendment to the Agreement and Plan of Merger (the "Agreement") among Mobility Electronics, Inc. ("Mobility"), IGOC Acquisition, Inc., and the Company. The effect of the amendment is twofold. First, the cash consideration to be distributed at closing was changed to $4,250,000 from $6,100,000. Second, the date by which the merger must occur before either party may terminate the Agreement was extended from August 31, 2002 to October 1, 2002. In connection with a settlement described below, a stockholder of the Company has agreed to vote his 3,531,199 shares in favor of the merger pursuant to a Lock-Up and Voting Agreement dated July 18, 2002, but prior to the consummation of the merger, such shares will be cancelled and such stockholder will not receive distributions of any of the merger consideration.

Item 5.     Other Events.
            -------------

         The adjustment to the cash consideration described above is the result of a settlement reached with a significant stockholder of the Company, Mark Rapparport, and his affiliate, XMicro Holding Company, with respect to certain allegations that were made by such parties against the Company and certain of its affiliates. In connection with this settlement, presuming that the merger is consummated, the Company will pay to such parties $1,850,000 in cash, all active litigation between the parties will be dismissed, all claims and demands terminated and released and the 3,531,199 shares held by such stockholder will be cancelled. If the Agreement is terminated or the merger does not occur prior to October 31, 2002, the parties' respective obligations and releases under the settlement agreement will terminate, such stockholder will keep his shares and will forfeit all but certain portions of the settlement payment. If the merger is terminated prior to September 3, 2002 and no stockholder meeting to approve the merger has taken place, such stockholder would retain $350,000 of the settlement payment. If the merger is terminated after September 3, 2002 or otherwise following the Company's stockholder meeting, such stockholder would retain $250,000 in addition to the previously retained payment. If the merger has not occurred by October 1, 2002 and the Company and Mobility choose to extend the merger agreement, but the merger does not occur by October 31, 2002, then such stockholder would retain $500,000 in addition to the previously retained payments. Mobility has agreed to reimburse the Company for one-half of any payments retained by such stockholder in the event the Agreement is terminated or the merger does not occur by the deadline. As noted above, in connection with this settlement, Mr. Rapparport has agreed to vote his shares in favor of the merger contemplated by the Agreement.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.
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    (c)     Exhibits
            --------

    2.3 Amendment No. 1 to Agreement and Plan of Merger between the Company, Mobility and IGOC Acquisition, Inc. dated July 18, 2002.

    2.4 Lock-Up and Voting Agreement between the Company, Mobility, XMicro Holding Company, Inc. and Mark Rapparport dated July 18, 2002.

    10.33 Settlement Agreement, dated July 18, 2002, by and among the Company, Xtend Micro Products, Inc., XMicro Holding Company, Inc., Mark Rapparport, Mobility and certain affiliates of the Company.

    10.34 Depository Agreement between U.S. Stock Transfer Corporation, the Company, Mark Rapparport and XMicro Holding Company, Inc. dated July 18, 2002.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 26, 2002

                                  IGO CORPORATION


                                  By: /s/ Scott Shackelton
                                  ----------------------------------------------
                                  Scott Shackelton
                                  Sr. Vice President and Chief Financial Officer





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